001 George Putnam Fund Attachment
07/31/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1

Class A	107,896
Class B	29,271
Class C	1,731


72DD2

Class M	6,195
Class R	--
Class Y	26,339


73A1

Class A	0.478
Class B	0.366
Class C	0.370


73A2

Class M	0.402
Class R	0.168
Class Y	0.515

74U1

Class A	240,709
Class B	84,103
Class C	5,841


74U2

Class M	15,390
Class R	--
Class Y	55,852

74V1

Class A	15.72
Class B	15.56
Class C	15.63


74V2

Class M	15.57
Class R	15.70
Class Y	15.76